UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 28, 2005

CUNO INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-21109	06-1159240
(Commission File Number)	(IRS Employer Identification No.)

400 Research Parkway Meriden, Connecticut	06450
(Address of principal executive offices)	(Zip Code)

(203) 237-5541
(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Information

The Securities and Exchange Commission encourages companies to disclose forward-looking information so that investors can better understand a company’s future prospects and make informed investment decisions. Also, we want to provide stockholders and investors with more meaningful and useful information and, therefore, this report may describe our beliefs regarding business conditions and the outlook for the Company, which reflects currently available information. These forward looking statements are subject to risks and uncertainties which, as described in the Company’s reports filed with the Securities and Exchange Commission, could cause the Company’s actual results or performance to differ materially from those expressed herein. The Company assumes no obligation to update the information contained in this report.

Information to be included in the Report

Item 1.01 Entry into a Material Definitive Agreement

     10.34 Employment Agreement with Mark G. Kachur

     10.35 Amendment to Termination and Change in Control Agreement – Mark G. Kachur

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date March 28, 2005
CUNO Incorporated

By /s/Mark G. Kachur
Mark G. Kachur
Chairman of the Board of Directors,
President and Chief Executive Officer

By /s/ Frederick C. Flynn, Jr.
Frederick C. Flynn, Jr.
Senior Vice President –
Finance and Administration,
Chief Financial Officer,
and Assistant Secretary

CUNO INCORPORATED
EXHIBIT INDEX

Exhibit Number	Description
10.34	Employment Agreement with Mark G. Kachur
10.35	Amendment to Termination and Change in Control Agreement – Mark G. Kachur